UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

__________

SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-35094	22-2715444
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3505 Newpoint Place, Suite 450
Lawrenceville, Georgia	30043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 243-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013, Hesham M. Gad, Executive Chairman of SED International Holdings, Inc. (the “Company”), was appointed as President and Chief Executive Officer of the Company, effective immediately. Mr. Gad succeeds John “Mike” R. Hagan, Interim Chief Executive Officer of the Company.

Mr. Gad was not selected as President and Chief Executive Officer of the Company pursuant to any arrangement or understanding with any other person, and he does not have any reportable transactions under Item 404(a) of Regulation S-K. For Mr. Gad’s biographical information, please see the section titled “Executive Officers and Directors – Hesham M. Gad” of the Company’s Form 10-K/A filed on November 12, 2013, which is incorporated herein by reference.

Mr. Gad will receive an annual salary of $240,000 as compensation for his services. He will not receive any additional compensation as a board member. The Company has previously entered into an indemnification agreement with Mr. Gad, providing for indemnification to the fullest extent permitted by law. A form of the indemnification agreement has been filed as an exhibit to the Company’s Form 8-K filed on October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

By:	/s/ Hesham M. Gad
Hesham M. Gad Executive Chairman, President and Chief Executive Officer

Date: December 26, 2013